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UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934

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PIXELWORKS, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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PIXELWORKS, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS
TO BE HELD ON MAY 6, 2002

TO THE SHAREHOLDERS OF PIXELWORKS, INC.:

        The Annual Meeting of the Shareholders of Pixelworks, Inc., an Oregon corporation, will be held at 4:00 p.m., Pacific Time, on May 6, 2002, at Oregon Museum of Science and Industry, 1945 S.E. Water Avenue, Portland, Oregon 97214, for the following purposes:

  1.
  Electing five directors to serve for the following year or until their successors are elected;

  2.
  To amend the Company's 1997 Stock Incentive Plan; and

  3.
  Transacting any other business that properly comes before the meeting.

        Only shareholders of record at the close of business on March 27, 2002 will be entitled to vote at the Annual Meeting.

        YOU ARE REQUESTED TO DATE AND SIGN THE ENCLOSED PROXY AND RETURN IT IN THE POSTAGE-PREPAID ENVELOPE ENCLOSED FOR THAT PURPOSE. You may attend the meeting in person even if you send in your proxy; retention of the proxy is not necessary for admission to or identification at the meeting. Any shareholder attending the meeting may vote in person even if he or she returned a proxy.

BY ORDER OF THE BOARD OF DIRECTORS

Allen H. Alley CHAIRMAN OF THE BOARD, PRESIDENT AND CHIEF EXECUTIVE OFFICER
Tualatin, Oregon April 5, 2002

PIXELWORKS, INC.

PROXY STATEMENT
ANNUAL MEETING OF SHAREHOLDERS

        The mailing address of the principal executive offices of the Company is 8100 SW Nyberg Road, Suite 300, Tualatin, Oregon 97062. The approximate date this Proxy Statement and the accompanying proxy form are first being sent to shareholders is April 15, 2002.

SOLICITATION AND REVOCABILITY OF PROXY

        The enclosed proxy is solicited on behalf of the Board of Directors of Pixelworks, Inc., an Oregon corporation, for use at the Annual Meeting of Shareholders to be held on May 6, 2002 and at any adjournment or postponement thereof. Copies of solicitation materials will be furnished to fiduciaries, custodians and brokerage houses for forwarding to beneficial owners of the stock held in their names.

        If the enclosed form of proxy is properly executed and returned in time to be voted at the Annual Meeting, the shares represented thereby will be voted in accordance with the instructions marked thereon. In the absence of voting instructions, the shares will be voted for:

  •
  The nominees for director listed in these materials and on the proxy;

  •
  The adoption of the amendment to the 1997 Incentive Stock Plan.

        The Board of Directors does not know of any matters other than those described in the Notice of Annual Meeting that are to come before the Annual Meeting. If any other matters are properly brought before the Annual Meeting, the person named in the proxy will vote the shares represented by such proxy upon such matters as determined by a majority of the Board of Directors.

        Any person giving a proxy in the form accompanying this Proxy Statement has the power to revoke it at any time before its exercise. The proxy may be revoked by filing with the Secretary of the Company an instrument of revocation or a duly executed proxy bearing a later date. The proxy may also be revoked by voting in person at the meeting. A shareholder who attends the meeting, however, is not required to revoke the proxy and vote in person. All valid, unrevoked proxies will be voted at the Annual Meeting in accordance with the instructions given.

VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS

        The Common Stock is the only outstanding authorized voting security of the Company. The record date for determining holders of Common Stock entitled to vote at the Annual Meeting is March 27, 2002. On that date there were 357 shareholders of record and 42,749,840 shares of Common Stock outstanding, entitled to one vote per share. The Common Stock does not have cumulative voting rights.

        The following table sets forth certain information regarding the beneficial ownership as of March 27, 2002 of the Common Stock by (i) each person known by the Company to own beneficially more than 5 percent of the Common Stock, (ii) each director and each director nominee of the Company, (iii) each executive officer of the Company named in the Summary Compensation Table, and

(iv) all executive officers and directors as a group. Except as otherwise noted, the persons listed below have sole investment and voting power with respect to the Common Stock owned by them.

Name and Address of Beneficial Owner	Number of Shares Beneficially Owned(1)	Percentage of Shares
Mazama Capital Management, Inc.(2) One SW Columbia, Suite 1860 Portland, OR 97258	3,617,900	8.5%
Sequoia Capital Entities(3) 3000 Sand Hill Road Building 4, Suite 280 Menlo Park, CA 94025	2,348,640	5.5
Oliver D. Curme(4)	1,585,111	3.7
Mark A. Stevens(5)	2,503,251	5.9
Frank Gill	80,908	*
Michael D. Yonker	16,563	*
Allen H. Alley	2,275,467	5.3
Hans H. Olsen	253,574	*
Robert Y. Greenberg	897,081	2.2
Michael G. West	950,685	2.2
Bradley A. Zenger	866,669	2.0
Michael E. Barton	170,701	*
Jeffrey B. Bouchard	62,531	*
Paul F. Reidy	700	*
Marc Fleischmann	-0-	*
C. Scott Gibson	-0-	*
Directors and Executive Officers as a group (14 persons)	9,663,241	22.6%

*
Less than 1%

(1)
Beneficial ownership is determined in accordance with the rules of the Securities and Exchange Commission and includes voting power and investment power with respect to shares. Shares that the person has the right to acquire within 60 days after March 27, 2002 are deemed to be outstanding in calculating the percentage ownership of the person or group but are not deemed to be outstanding as to any other person or group. The number of stock options that are exercisable within 60 days of March 27, 2002 is as follows: Frank Gill, 65,625, Michael D. Yonker, 15,313, Allen H. Alley, 42,161, Hans H. Olsen, 20,574, Robert Y. Greenberg, 21,667, Michael G. West, 20,625, Bradley A. Zenger, 20,625, Michael E. Barton, 104,896 and Jeffrey B. Bouchard, 60,436.

(2)
This information as to beneficial ownership is based on a Schedule 13G filed by Mazama Capital Management, Inc., ("Mazama") with the Securities and Exchange Commission on January 31, 2002. The Schedule 13G states that Mazama is the beneficial owner of 3,617,900 shares of Common Stock over which it has sole voting and dispositive power.

(3)
This information as to beneficial ownership is based on a Schedule 13G filed by Sequoia Capital VII ("SC VII"), SC VII-A Management, LLC ("SC VII-A"), Sequoia Technology Partners VII ("STP"), Sequoia International Partners ("SIP"), Michael Moritz ("MM"), Douglas Leone ("DL"), Mark Stevens ("MS") and Thomas F. Stephenson ("TFS") with the Securities and Exchange Commission on February 11, 2002. The Schedule 13G states that: (a) SC VII is the beneficial owner of 2,216,678 shares of Common Stock over which it has shared voting and dispositive power; (b) SC VII-A is the beneficial owner of 2,348,640 shares of Common Stock over which it has shared voting and dispositive power; (c) STP is the beneficial owner of 98,544 shares of Common Stock over which it has shared voting and dispositive power; (d) SIP is the beneficial owner of 33,418 shares of Common Stock over which it has shared voting and dispositive power; (e) MM is the beneficial owner of 2,524,095 shares of Common Stock including 2,348,640 shares as to which he has shared voting and dispositive power and 175,455 shares as to which he has sole dispositive power; (f) DL is the beneficial owner of 2,499,213 shares of Common Stock including 2,348,640 shares as to which he has shared voting and dispositive power and 150,573 shares as to which he has sole dispositive power; (g) MS is the beneficial owner of 2,503,251 shares of Common Stock including 2,348,640 shares as to which he has shared voting and dispositive power and 154,611 shares as to which he has sole dispositive power; (h) TFS is the beneficial owner of 2,458,852 shares of Common Stock including 2,348,640 shares as to which he has shared voting and dispositive power and 110,212 shares as to which he has sole dispositive power. MM, DL, MS and TFS are managing members of SC VII-A which is the General Partner of SC VII, STP and SIP.

(4)
This information as to beneficial ownership includes 1,540,145 shares of Common Stock beneficially owned by Battery Ventures IV, L.P., Battery Partners IV, LLC and Battery Investment Partners IV, LLC. Mr. Curme is a General Partner of Battery Ventures and has authority to vote the shares held by Battery entities. Mr. Curme disclaims beneficial ownership of all such shares except to the extent of his individual pecuniary interest therein.

(5)
This information as to beneficial ownership is based on a Schedule 13G filed by Mr. Stevens with the Securities and Exchange Commission on February 11, 2001 and includes (a) 2,216,678 shares held by Sequoia Capital VII, (b) 98,544 shares held by Sequoia Technology Partners VII and (c) 33,418 shares held by Sequoia International Partners. Mr. Stevens is a General Partner of Sequoia Capital and has authority to vote the shares held by Sequoia entities. Mr. Stevens disclaims beneficial ownership of all such shares except to the extent of his individual pecuniary interest therein.

EXECUTIVE OFFICERS OF THE REGISTRANT

        The following table sets forth, as of December 31, 2001, information as to the executive officers of the Company.

Name	Age	Position
Allen H. Alley	47	Chairman, President and Chief Executive Officer
Hans H. Olsen	53	Executive Vice President
Michael G. West	45	Vice President, Chief Technology Officer
Robert Y. Greenberg	40	Senior Vice President
Bradley A. Zenger	39	Vice President, Strategic Marketing
Michael E. Barton	61	Vice President, Regional Sales
Jeffrey B. Bouchard	40	Vice President, Finance, Chief Financial Officer and Secretary
Paul F. Reidy	41	Vice President, Corporate Development
Marc W. Fleischmann	34	Senior Vice President

        ALLEN H. ALLEY co-founded Pixelworks and has served as President, Chief Executive Officer and Chairman since the Company's inception. From 1992 to 1996, Mr. Alley served as the Vice President, Corporate Development, Engineering and Product Marketing for InFocus Systems, a leading electronic display company. While at InFocus, Mr. Alley also was the co-CEO of a joint venture with Motorola, Inc. called Motif. From 1986 to 1992, Mr. Alley was a General Partner of Battery Ventures, a venture capital investment firm. From 1983 to 1986, Mr. Alley was the Director of Mechanical Computer Aided Engineering of Computervision Corporation, a computer-aided design software developer. From 1979 to 1983, Mr. Alley was a Lead Mechanical Engineer at Boeing Commercial Airplane Division. From 1976 to 1979, Mr. Alley served as a Product Design Engineer for the Ford Motor Company. Mr. Alley holds a B.S. in Mechanical Engineering from Purdue University.

        HANS H. OLSEN joined the Company in July 1998 as Vice President, Operations. Mr. Olsen has served as Executive Vice President since January 2001. From 1997 to 1998, Mr. Olsen held the positions of Vice President, Graphics Marketing and Vice President, North American Sales at Trident Microsystems, a graphics controller semiconductor company. From 1996 to 1997, Mr. Olsen served as Vice President Marketing at Paradigm Technology, Inc. which acquired IChips Corporation, a personal computer chipset and embedded memory technology provider, that he founded and was CEO of from 1993 to 1996. From 1982 to 1993, Mr. Olsen held the position of CEO of Electronic Designs, Inc., a semiconductor memory company he co-founded. From 1976 to 1982, Mr. Olsen held engineering and management positions at Christian Rovsing A/S in Copenhagen, Denmark. Mr. Olsen holds a B.S.E.E. from Copenhagen Technical University and a M.S.E.E. from the University of Copenhagen.

        MICHAEL G. WEST co-founded Pixelworks and has served as Vice President, Technology since the Company's inception. In March 2002 Mr. West was promoted to Chief Technology Officer. From 1988 to 1996, Mr. West led the semiconductor engineering efforts on advanced display products at InFocus Systems where he served as Chief Scientist and in other senior engineering capacities. From 1986 to 1987, Mr. West led design for a VLSI design of a full-custom bipolar integrated circuit and a microsequencer as an Integrated Circuit Design Engineer for Bipolar Integrated Technology, a semiconductor developer and manufacturer. From 1982 to 1986, Mr. West held semiconductor design positions, including leading system architecture development for a VLIW super computer at Floating Point Systems, a super-computer company. Mr. West holds a B.S. in Electronic Engineering and a B.S. in Mathematics from Oregon State University and a M.S.E.E. from the University of Illinois.

        ROBERT Y. GREENBERG co-founded Pixelworks and has served as Vice President, Product Development and Customer Support from the Company's inception until March 2002 when he was promoted to Senior Vice President. From 1988 to 1996, Mr. Greenberg designed system architectures, high-speed board-level hardware, integrated circuits and simulation and embedded system software for InFocus Systems. From 1987 to 1988, Mr. Greenberg developed a high-speed CMOS application specific semiconductor verification system for Integrated Measurement Systems, Inc., a manufacturer of performance engineering test stations. Mr. Greenberg has also held electrical engineering positions at Floating Point Systems, Inc. and Sperry Corporation. Mr. Greenberg holds a B.S.E.E. and a B.S.C.E. from the University of Michigan.

        BRADLEY A. ZENGER co-founded Pixelworks and has served as Vice President, Marketing since the Company's inception. From 1995 to 1996, Mr. Zenger served as the Director, Marketing Services at InFocus Systems where he developed and implemented worldwide demand creation programs. He also held management-level marketing positions at InFocus Systems from 1992 to 1995. From 1989 to 1992, Mr. Zenger was a Technical Support Manager (1990 to 1992) and held supervisory positions (1989 to 1991) at KLA Instruments, a semiconductor manufacturing equipment manufacturer, where he led installations and product support. From 1984 to 1989, Mr. Zenger served as a decorated officer in the U.S. Navy on-board a nuclear attack submarine. Mr. Zenger holds a B.S. in Mechanical Engineering from the University of Notre Dame and an M.B.A. from Santa Clara University.

        MICHAEL E. BARTON has served as Vice President, Regional Sales since March 2002. Mr. Barton joined the Company in January 1999 as Vice President, Sales. From 1996 to 1998, Mr. Barton was the Senior Vice President of Sales at Evergreen Technologies, Inc., a PC processor subsystem manufacturer. From 1991 to 1996, Mr. Barton served as Vice President of Sales, Americas of Cyrix Corporation, a microprocessor semiconductor company. From 1975 to 1991, Mr. Barton was employed at Intel Corporation, holding senior sales management positions including Worldwide Sales Manager, Automotive and Corporate Major Accounts Manager.

        JEFFREY B. BOUCHARD has served as Vice President, Finance, Chief Financial Officer and Secretary since December 1999. During 1999, Mr. Bouchard served as Chief Financial Officer at eVineyard, a start-up online retailer of premium wines. From 1993 to 1999, Mr. Bouchard held senior financial management positions at InFocus Systems, including Director of Investor Relations and Treasury (1998 to 1999) and Director of Finance (1995 to 1998) where he was responsible for the company's financial management and planning. From 1988 to 1992, Mr. Bouchard held a variety of senior financial positions including Worldwide Operations Financial Planning and Analysis Manager at Sun Microsystems, an enterprise network computing company. Prior to joining Sun Microsystems, Mr. Bouchard held finance and accounting positions at several high-technology companies from 1983 to 1988. Mr. Bouchard holds a B.S. in Business Administration—Finance from San Jose State University and an M.B.A. from Santa Clara University.

        PAUL F. REIDY has served as Vice President, Corporate Development since November 2001. From 1999 to November 2001, Mr. Reidy served as the Chief Executive Officer of traq-wireless, inc., an enterprise software company that he co-founded. From 1992 to 1999, Mr. Reidy served as Director of Business Development at Motorola, Inc. Mr. Reidy holds a B.A. in Economics from Michigan State University and an M.B.A./J.D. from Indiana University.

        MARC W. FLEISCHMANN joined the Company in January 2002 as Vice President and General Manager of Media Processors. Mr. Fleischmann was promoted to Senior Vice President in March 2002. From 1998 until joining the Company, Mr. Fleischmann held various positions at Transmeta with his latest position being Senior Director of Software and Corporate Program Manager. Prior to joining Transmeta, Mr. Fleischmann held various positions with Hewlett-Packard Laboratories from 1993 to 1998. Mr. Fleischmann holds an M.S. in Business Engineering from the University of Karlsruhe, Germany.

ELECTION OF DIRECTORS

(Proposal No. 1)

        The directors of the Company are elected at the Annual Meeting to serve until their successors are elected and qualified. All nominees, other than Mr. Scott Gibson, are now members of the Board of Directors. Mr. Michael D. Yonker is currently a director and his term expires this year, however he is not standing for re-election. Unless otherwise instructed, proxy holders will vote the proxies they receive for the nominees named below. If any of the nominees for director at the Annual Meeting becomes unavailable for election for any reason, the proxy holders will have discretionary authority to vote pursuant to the proxy for a substitute or substitutes. Prior to the Company's initial public offering ("IPO"), the holders of Series A and Series B preferred shares each elected one director. Messrs. Curme and Stevens were originally elected to the Board of Directors by the Series A and Series B shareholders, respectively. Following the IPO, if the number of directors is fixed at six or more, the directors will be divided into three classes and, after a transitional period, will serve for terms of three years, with one class being elected by the shareholders each year. Currently the number of directors is fixed at five.

        THE BOARD OF DIRECTORS UNANIMOUSLY RECOMMEND SHAREHOLDERS VOTE FOR THE ELECTION OF ITS NOMINEES FOR DIRECTOR. If a quorum is present, the Company's bylaws provide that Directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting, but not counted and have no effect on the determination of whether a plurality exists with respect to a given nominee.

        The following table briefly describes the Company's nominees for directors.

Name	Age	Has been a director since
Allen H. Alley	47	1997
Oliver D. Curme	48	1997
Frank Gill	57	1998
Mark A. Stevens	41	1998
C. Scott Gibson	49	—

        ALLEN H. ALLEY Information concerning the principal occupation of Mr. Alley is set forth under Item 1A, "Executive Officers of the Registrant." Information concerning the principal occupation during the last five years of the nominees for directors who are not also executive officers of the Company is set forth below.

        OLIVER D. CURME has served as a director of Pixelworks since April 1997. Since 1988, Mr. Curme has been a General Partner of funds related to Battery Ventures, a venture capital firm located in Wellesley, Massachusetts. Mr. Curme sits on the board of directors of several privately held companies. Mr. Curme holds a B.S. in Biochemistry from Brown University and an M.B.A. from Harvard Graduate School of Business Administration.

        FRANK GILL has served as a director of Pixelworks since December 1998. From 1975 to 1998, Mr. Gill was employed at Intel Corporation in a variety of sales, marketing, product development and manufacturing positions and retired from Intel as an Executive Vice President. In 1989, he served as the Senior Vice President in charge of worldwide sales and marketing operations and became General Manager of the Intel Systems Group in 1990 and the Internet and Communications Group in 1995. Mr. Gill serves as a director of Inktomi Corporation, IXTC, Inc., McAfee.com Corporation, Niku, Inc., Tektronix, Inc. and Logitech International S.A. Mr. Gill holds a B.S.E.E. degree from the University of California at Davis.

        MARK A. STEVENS has served as a director of Pixelworks since April 1998. Since 1993, Mr. Stevens has been a General Partner of Sequoia Capital, a venture capital investment firm. From 1989 to 1993, Mr. Stevens was an Associate with Sequoia Capital. From 1982 to 1987, Mr. Stevens held technical sales and marketing positions at Intel Corporation. Mr. Stevens currently serves on the board of directors of NVIDIA, Corp., a 3D graphics processor semiconductor company, and several privately held companies. Mr. Stevens holds a B.S.E.E. degree, B.A. degree in Economics and M.S. degree in Computer Engineering from the University of Southern California and an M.B.A. degree from Harvard Business School.

        C. SCOTT GIBSON is being nominated for appointment to the Board of Directors. From January 1983 through February 1992, Mr. Gibson co-founded and served as President of Sequent Computer Systems, Inc., a computer systems company. Prior to co-founding Sequent, Mr. Gibson served as General Manager, Memory Components Operation, at Intel. Since March 1992, Mr. Gibson has been an angel investor, director and consultant to high technology companies. Mr. Gibson serves on the boards of two NASDAQ technology companies: Radisys, Inc., and Triquint Semiconductor Inc., and several development stage technology companies, including CenQuest, Inc., etrieve, Inc., Flatrock, Inc., and LiveBridge, Inc. Additionally, Mr. Gibson serves on the boards of Oregon Health and Science University and Oregon Health and Science University Foundation and the Oregon Community Foundation. Mr. Gibson holds a B.S.E.E. and an M.B.A. from the University of Illinois.

BOARD MEETINGS AND COMMITTEES

        The Board of Directors met six times in 2001. No director attended fewer than 75 percent of the aggregate of all meetings of the Board of Directors and the committees of which the director was a member during the year. The standing committees of the Board of Directors are the Audit Committee and the Compensation Committee. The full Board of Directors nominates director candidates.

        The Audit Committee makes recommendations concerning the engagement of the independent public accountants, reviews with the independent public accountants the plans and results of audits, approves professional services provided by the independent public accountants, reviews the independence of the independent public accountants, considers the range of audit and nonaudit fees, and reviews the adequacy of the Company's internal accounting controls. The Audit Committee consists of Mr. Yonker, Mr. Curme and Mr. Gill and met four times in 2001.

        The Compensation Committee determines compensation for the Company's executive officers and administers the Company's 1997 Stock Incentive Plan, 2001 Nonqualified Stock Option Plan and the Company's 2000 Employee Stock Purchase Plan. The Compensation Committee consists of Mr. Curme, Mr. Gill and Mr. Stevens and met once in 2001.

        If a quorum is present, the Company's Bylaws provide that directors are elected by a plurality of the votes cast by the shares entitled to vote. Abstentions and broker non-votes are counted for purposes of determining whether a plurality exists with respect to a given nominee.

COMPENSATION OF DIRECTORS

        Directors who are not officers of the Company are reimbursed for reasonable out-of-pocket expenses incurred in attending meetings. Non-employee directors receive an option grant upon election of 50,000 shares and an annual option grant for service, equal to approximately 25% of the original grant. In addition, the non-employee directors receive an annual option grant for service on each committee equal to approximately 10% of the original grant.

AMENDMENT TO THE PIXELWORKS, INC.

1997 STOCK INCENTIVE PLAN

(Proposal No. 2)

        The Board of Directors has approved an amendment to the Pixelworks, Inc. 1997 Stock Incentive Plan (the "1997 Plan") to increase the aggregate number of shares of Pixelworks common stock that may be issued thereunder by 1,500,000 shares to a total of 15,340,116 shares. For a description of the 1997 Plan, see "1997 Stock Incentive Plan Summary" below. As of the Record Date, options to purchase 13,931,736 shares of Pixelworks' common stock have been granted pursuant to the 1997 Plan and approximately 502,727 shares remain available for grant under the 1997 Plan.

        The Board of Directors adopted the amendment to the 1997 Plan in order to provide additional long-term incentives to all of Pixelworks' employees, executive officers and directors as well as to maintain competitive compensation packages for key Pixelworks' executive officers and directors. This proposal increases the number of shares authorized for issuance under the 1997 Plan to provide sufficient shares for anticipated grants to be issued to both new and existing executive officers and directors through May 2005.

        In the absence of contrary specifications, the shares represented by proxies will be voted FOR the amendment to the 1997 Plan.

        The award of options under the 1997 Plan is at the discretion of the Board of Directors or the Compensation Committee of the Board of Directors. See "Executive Compensation and Other Matters" below.

        THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE APPROVAL OF THE AMENDMENT TO THE PIXELWORKS, INC. 1997 STOCK INCENTIVE PLAN. If a quorum is present, this proposal will be approved if a majority of the votes cast on the proposal are voted in favor of approval. Future option grants under the 1997 Plan will not be possible if this proposal is not approved. Abstentions and broker non-votes are counted for purposes of determining whether a quorum exists at the Annual Meeting but will not be counted and will have no effect in determining whether the proposal is approved. Proxies solicited by the Board will be voted for approval of the amendment to the 1997 Plan.

1997 STOCK INCENTIVE PLAN SUMMARY

        The following summary of the 1997 Plan is qualified in its entirety by the specific language of the 1997 Plan, a copy of which is available to any shareholder upon written request to Pixelworks' Secretary.

Background.

        The 1997 Plan, approved by Pixelworks' Board of Directors and its shareholders in January 1997, provides for the grant of incentive stock options ("ISOs") and non-qualified stock options ("NQSOs") to employees, executive officers and directors. During the year ended December 31, 2001, options to purchase 1,265,999 shares of common stock had been granted under the 1997 Plan at an average exercise price of approximately $7.86 per share. At the time of its adoption, 6,976,744 shares were authorized and reserved for issuance under the 1997 Plan. In December 1999, the shareholders approved an amendment to the 1997 Plan to increase the number of shares of common stock reserved for issuance thereunder by 2,250,000 shares. In March 2000, the shareholders approved the adoption of Pixelworks' Fifth Amended and Restated Articles of Incorporation, which among other things, included a 3:2 stock split of the shares subject to option grants under the 1997 Plan, thereby increasing the reserved shares by 4,613,372. As of the Record Date, options to purchase an aggregate of 3,818,087 shares of the Company's Common Stock were outstanding, with a weighted average exercise price of $8.0216 per share, and 2,002,727 shares (including the 1,500,000 shares subject to shareholder approval at this Annual Meeting) were available for future grant. In addition, 9,519,302 shares have been purchased pursuant to the exercise of stock options under the 1997 Plan. At the Annual Meeting, the shareholders are being asked to approve an amendment of the 1997 Plan to increase the number of shares of common stock reserved for issuance thereunder by 1,500,000 shares.

Administration.

        The Board of Directors has vested the Compensation Committee with full authority to administer the 1997 Plan in accordance with its terms and to determine all questions arising in connection with the interpretation and application of the 1997 Plan. The Compensation Committee is currently comprised of Directors Stevens, Curme and Gill, none of whom are employees of Pixelworks. In any calendar year, no person may be granted options under the 1997 Plan exercisable for more than 300,000 shares.

Minimum Option Price.

        The exercise price of ISOs granted under the 1997 Plan may not be less than the fair market value of a share of common stock on the last market trading day prior to the date of grant of the option (110% of the fair market value in the case of employees who hold 10% or more of the voting power of the common stock (a "10% Shareholder")), and the exercise price of NQSOs may not be granted for less than 85% of the fair market value of common stock on the date of grant. As defined in the 1997 Plan, "fair market value" means the closing price of the common stock (or the closing bid if no sales were reported) for the last market trading day prior to the date of grant of the option or authorization of sale or other determination, as reported on the NASDAQ National Market System on the date of grant.

Duration of Options.

        Subject to earlier termination of the option as a result of termination of employment, death or disability, each option granted under the 1997 Plan expires on the date specified by the Compensation Committee, but in no event more than (i) ten years from the date of grant in the case of ISOs and NQSOs generally, and (ii) five years from the date of grant in the case of ISOs granted to a 10% Shareholder.

Means of Exercising Options.

        The Board of Directors, or the Compensation Committee, as the case may be, may determine the consideration to be paid for the shares to be issued upon exercise of an option, including the method of payment, and may consist entirely of: (i) cash, (ii) check, (iii) promissory note, (iv) other shares of Pixelworks' common stock which (a) either have been owned by the optionee for more than six (6) months on the date of surrender or were not acquired, directly or indirectly, from Pixelworks, and (b) have a fair market value on the date of surrender equal to the aggregate exercise price of the shares as to which said option shall be exercised, (v) delivery of a properly executed exercise notice together with such other documentation as the Administrator and the broker, if applicable, shall require to effect an exercise of the option and delivery to Pixelworks of the sale or loan proceeds required to pay the exercise price, or (vi) any combination of such methods of payment, or such other consideration and method of payment for the issuance of shares to the extent permitted under federal and state law.

Term and Amendment of the 1997 Plan.

        The 1997 Plan became effective when adopted by the Board of Directors. The 1997 Plan will continue in effect until January 16, 2007 unless earlier terminated in accordance with its terms. The Board of Directors may terminate or amend the 1997 Plan at any time, provided, however, that Pixelworks must obtain Shareholder approval of any amendment to the extent necessary and desirable to comply with Rule 16b-3 or with Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), or any successor rule, regulation or statute. Such Shareholder approval, if required, must be obtained in such a manner and to such a degree as is required by the applicable law, rule or regulation.

Assignability.

        Unless otherwise indicated, no option granted under the 1997 Plan is assignable or transferable by the optionee except by will or by the laws of descent and distribution.

Federal Tax Effects of ISOs.

        Pixelworks intends that ISOs granted under the 1997 Plan will qualify as incentive stock options under Section 422 of the Code. An optionee acquiring stock pursuant to an ISO receives favorable tax treatment in that the optionee does not recognize any taxable income at the time of the grant of the ISO or upon exercise. The tax treatment of the disposition of ISO stock depends upon whether the stock is disposed of within the holding period, which is the later of two years from the date the ISO is granted or one year from the date the ISO is exercised. If the optionee disposes of ISO stock after completion of the holding period, the optionee will recognize as capital gains income the difference between the amount received in such disposition and the cost basis in the ISO stock, i.e. the option's exercise price. If the optionee disposes of ISO stock before the holding period expires, it is considered a disqualifying disposition and the optionee must recognize the gain on the disposition as ordinary income in the year of the disqualifying disposition. Generally, the gain is equal to the difference between the option's exercise price and the stock's fair market value at the time the option is exercised and sold (the "bargain purchase element"). While the exercise of an ISO does not result in taxable income, there are implications with regard to the alternative minimum tax ("AMT"). When calculating income for AMT purposes, the favorable tax treatment granted ISOs is disregarded and the bargain purchase element of the ISO will be considered as part of AMT income. Just as the optionee does not recognize any taxable income on the grant or exercise of an ISO, Pixelworks is not entitled to a deduction on the grant or exercise of an ISO. Upon a disqualifying disposition of ISO stock, Pixelworks may deduct from taxable income in the year of the disqualifying disposition an amount generally equal to the amount that the optionee recognizes as ordinary income due to the disqualifying disposition.

Federal Tax Effects of NQSOs.

        If an option does not meet the statutory requirements of Section 422 of the Code and therefore does not qualify as an ISO, the difference, if any, between the option's exercise price and the fair market value of the stock on the date the option is exercised is considered compensation and is taxable as ordinary income to the optionee in the year the option is exercised. Pixelworks may deduct the amount of expense recognized by an employee as compensation expense. Although an optionee will generally realize ordinary income at the time the NQSO is exercised, if the stock issued upon exercise of the option is considered subject to a "substantial risk of forfeiture" and the employee has not filed a "Section 83(b) Election," then the optionee is not taxed when the option is exercised, but rather when the forfeiture restriction lapses. At that time, the optionee will realize ordinary income in an amount equal to the difference between the option's exercise price and the fair market value of the stock on the date the forfeiture restriction lapses.

        The foregoing summary of federal income tax consequences of stock options does not purport to be complete, nor does it discuss the provisions of the income tax laws of any state or foreign country in which the optionee resides.

Participation in the 1997 Plan.

        All option grants to executive officers under the 1997 Plan are subject to the discretion of the Compensation Committee of the Board of Directors. As of the date of this Proxy Statement, the Administrator has not made any determination with respect to future option grants. Therefore, except for option grants to certain non-employee Directors, future awards are not determinable. Effective on the date of the Annual Meeting the following non-employee director if elected will receive options to purchase the following number of shares:

Name	Grants
C. Scott Gibson	55,000

EXECUTIVE COMPENSATION

SUMMARY COMPENSATION TABLE

        The following table sets forth all compensation paid to, earned by or awarded by the Company with respect to the last three fiscal years to the Chief Executive Officer and the six other most highly compensated executive officers whose annual compensation exceeded $100,000 (collectively, the "Named Executive Officers").

Annual Compensation
Name and Principal Position				Stock Options Granted (#)	All Other Compensation
	Year	Salary	Bonus(5)
Allen H. Alley President and Chief Executive Officer	2001 2000 1999	$238,989 190,295 160,714	$120,000 118,800 40,000	50,000 — 33,750		— — —
Hans H. Olsen(2) Vice President, Operations	2001 2000 1999	199,375 172,640 133,429	120,000 105,600 45,000	87,500 — —	$	— — 134,441	(1)
Robert Y. Greenberg Vice President, Product Development	2001 2000 1999	159,733 147,657 118,899	100,000 92,400 30,000	31,250 — 15,000		— — —
Michael G. West Vice President, Technology	2001 2000 1999	159,734 147,658 118,899	80,000 92,400 30,000	31,250 — 15,000		— — —
Bradley A. Zenger Vice President, Marketing	2001 2000 1999	159,734 147,660 118,899	80,000 92,400 30,000	31,250 — 15,000		— — —
Jeffrey B. Bouchard(4) Vice President, Finance and Chief Financial Officer	2001 2000 1999	159,758 139,692 —	80,000 92,400 —	31,250 — —		— — —
Mike Barton(3) Vice President, Sales	2001 2000 1999	159,758 147,731 120,248	80,000 92,400 40,000	31,250 — —		— — —

(1)
Represents the difference between the fair market value and the purchase price of 305,937 shares of common stock purchased pursuant to a restricted stock purchase award under our 1997 stock incentive plan.

(2)
Mr. Olsen commenced employment with the Company on July 6, 1998.

(3)
Mr. Barton commenced employment with the Company on January 4, 1999.

(4)
Mr. Bouchard commenced employment with the Company on December 28, 1999.

(5)
The bonuses earned by Mr. Alley and Mr. Zenger in 2001 were paid directly to various charitable organizations.

STOCK OPTION GRANTS IN LAST FISCAL YEAR

        The following table sets forth information concerning the award of stock options to the Named Executive Officers during the year ended December 31, 2001:

					Potential Realizable Value at Assumed Annual Rates of Stock Price Appreciation for Option Term
	Stock Options Granted (#)	% of Total Options Granted	Exercise Price ($/Sh)	Expiration Date
					5% ($)	10% ($)
Allen H. Alley	50,000	2.4	22.063	1/2/2011	$693,765	$1,758,137
Hans H. Olsen	87,500	4.3	22.063	1/2/2011	1,214,089	3,076,740
Robert Y. Greenberg	31,250	1.5	22.063	1/2/2011	433,603	1,098,836
Michael G. West	31,250	1.5	22.063	1/2/2011	433,603	1,098,836
Bradley A. Zenger	31,250	1.5	22.063	1/2/2011	433,603	1,098,836
Jeffery B. Bouchard	31,250	1.5	22.063	1/2/2011	433,603	1,098,836
Michael E. Barton	31,250	1.5	22.063	1/2/2011	433,603	1,098,836

OPTION EXERCISES AND YEAR-END OPTION VALUES

        The following table indicates for each of the Named Executive Officers (i) stock options exercised during the year ended December 31, 2001, including the value realized on the date of exercise, (ii) the number of shares subject to exercisable (vested) and unexercisable (unvested) stock options as of December 31, 2001, and (iii) the value of "in-the-money" options, which represents the positive spread between the exercise price of existing stock options and the year-end price of the Common Stock.

			Number of Securities Underlying Unexercised Options at December 31, 2001
					Value of Unexercised In-the-Money Options at December 31, 2001(2)
	Shares Acquired On Exercise	Value Realized(1)
			Exercisable	Unexercisable	Exercisable	Unexercisable
Allen H. Alley	—	—	29,193	54,557	$388,838	$144,412
Hans H. Olsen	—	—	8,021	79,479	—	—
Robert Y. Greenberg	—	—	13,803	32,447	173,149	64,301
Michael G. West	—	—	13,803	32,447	173,149	64,301
Bradley A. Zenger	—	—	13,803	32,447	173,149	64,301
Jeffery B. Bouchard	40,000	$772,100	27,365	140,885	333,935	1,533,375
Michael E. Barton	40,000	589,200	69,115	92,135	1,052,713	1,012,988

(1)
Based on the fair market value at the time of exercise less the applicable exercise price.

(2)
Based on the closing market value of $16.06 on December 31, 2001.

EMPLOYMENT ARRANGEMENTS

        In December 1999 the Company entered into an employment agreement with Jeffrey B. Bouchard, Vice President, Finance and Chief Financial Officer. In consideration for his services, the Company agreed to pay Mr. Bouchard an annual salary of $140,000, plus the Company's standard employee benefits. In addition, the Company granted Mr. Bouchard options for 225,000 shares of common stock pursuant to the Company's 1997 Stock Incentive Plan. If the Company terminates Mr. Bouchard's employment without cause (which is defined as termination for other than committing a criminal, fraudulent or grossly negligent act, misappropriation of our assets or willful failure to perform his duties) then he is entitled to severance pay of three months salary. If the Company sells all of its assets or is merged into another company which is not under the control of the Company's shareholders, then pursuant to Mr. Bouchard's stock options, he is entitled to his options which have already vested as well as an automatic vesting of the options he would have been entitled to receive over the twelve months following a merger or sale. As a condition of his employment, Mr. Bouchard entered into the Company's standard employee nondisclosure and developments agreement pursuant to which he may not divulge any of the Company's proprietary information other than as permitted as part of his employment with the Company.

        Pixelworks' board of directors adopted resolutions on March 22, 2002, approving a change of control and severance program for executive officers and directors. Under the terms of the resolutions, upon a change of control, Pixelworks shall accelerate the exercise or vesting schedule of those options held by an executive officer or director that would have vested during the last twelve months of the remaining unvested stock option. In addition, upon a change of control and the termination of an executive officer, for any reason other than cause, such officer shall be entitled to a severance payment equal to six months of his or her then current annual salary and continuation of medical insurance benefits for a period of six months from the date of termination.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Transactions with Hans H. Olsen

        On August 31, 1999, Hans H. Olsen, Vice President, Operations exercised stock options to acquire 69,063 shares of Common Stock at an aggregate exercise price of $11,511 and agreed to cancel options to acquire 185,937 shares of Common Stock at $0.167 per share, options to acquire 45,000 shares of Common Stock at $0.327 per shares and options to acquire 75,000 shares of Common Stock at $0.78 per share. On the same date, pursuant to restricted stock awards, Mr. Olsen purchased 185,937 shares of Common Stock at $0.167, 45,000 shares of Common Stock at $0.327 per share and 75,000 shares of Common Stock at $0.78 per share. Mr. Olsen paid the aggregate exercise price for the options exercised and the aggregate purchase price for the additional shares purchased, $115,700, by delivering to Pixelworks, Inc. a recourse promissory note. In addition, the Company advanced Mr. Olsen an additional $82,826 under the note to cover any tax liability arising from his purchase of shares pursuant to his restricted stock award. The note bears interest at an annual rate of 6.02% payable annually. The principal amount of the note must be repaid on the earlier of August 31, 2008 or termination of Mr. Olsen's employment voluntarily or for cause. Upon termination of Mr. Olsen's employment the Company has the right to repurchase any of these shares, which are then unvested, for an amount equal to the price paid. Of the 305,937 restricted shares purchased by Mr. Olsen 81,410 remain unvested as of December 31, 2001. During the year ended December 31, 2001 Mr. Olsen paid the Company $88,408 in principal and $9,827 in interest on the note payable. The outstanding principal balance on the note was $83,647 as of December 31, 2001.

COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

        Under rules established by the Securities and Exchange Commission ("SEC"), the Company is required to provide certain data and information regarding the compensation provided to the Company's executive officers. In fulfillment of this requirement, the Compensation Committee has prepared the following report for inclusion in this Proxy Statement.

        COMPENSATION PHILOSOPHY.    The Compensation Committee is appointed by the Board of Directors and is responsible for setting and monitoring policies governing compensation of executive officers. The Compensation Committee reviews the performance and compensation levels of executive officers, sets salary and bonus levels, and awards stock option grants for the executive officers of the Company. The objectives of the Compensation Committee are to correlate executive compensation with the Company's business objectives and performance and to enable the Company to attract, retain and reward executive officers who contribute to the long-term success of the Company.

        Executive compensation is based on several general principles, which are summarized below:

    •
    Provide competitive total compensation that allows the Company to attract and retain key executives.

    •
    Link corporate and individual performance to compensation.

    •
    Align the interests of executives with the long-term interest of shareholders through stock ownership opportunities in the form of stock options.

    •
    Reward performance.

        COMPENSATION COMPONENTS.    The primary components of the Company's executive officer compensation program are base salaries, bonuses and stock options.

  BASE SALARIES.    Base salaries for executive officers are based on a review of salaries for similar positions requiring similar qualifications within the industry. In determining executive officer salaries, the Compensation Committee considers recommendations from management and the executive's experience, job responsibilities and performance. No specific weight is attached to any of these factors in establishing base salaries. For fiscal 2001 and future years, the Compensation Committee will continue to establish base salary levels for executive officers that are competitive with those established by companies of comparable size within the industry.

  BONUSES.    In determining executive officer bonuses, the Compensation Committee considers individual performance as well as the overall financial performance of the Company. No specific weight is attached to any of these factors in determining bonuses, although the Company's overall financial performance is generally weighted more than individual performance when determining an individual executive officer's bonus.

  STOCK OPTIONS.    The long-term, performance-based compensation of executive officers takes the form of option awards under the Company's 1997 Stock Incentive Plan (the "1997 Plan"), which is designed to align a significant portion of an executive officer's compensation with the long-term interests of shareholders. The 1997 Plan permits the granting of several types of stock-based awards. The Compensation Committee believes that equity ownership provides significant motivation to executive officers to maximize value for the Company's stockholders since stock options are granted at the current market price and will only have value if the Company's stock price increases over the exercise price. The Compensation Committee determines the size and frequency of option grants based upon the relative position and responsibilities of each executive officer, expected contributions of each executive officer to the Company and previous option grants to such executive officer.

        COMPENSATION OF CHIEF EXECUTIVE OFFICER.    The Compensation Committee and the Board of Directors set Mr. Alley's compensation for the year ended December 31, 2001. The same criteria that the Compensation Committee used to set compensation for other executive officers was used to establish Mr. Alley's compensation. In addition, the Compensation Committee considered compensation of other executives of Mr. Alley's level of experience and recognized his individual performance and importance to the Company's performance.

        CHANGE OF CONTROL PROVISIONS.    Pixelworks' Board of Directors has adopted resolutions approving a change of control and severance program for executive officers and directors. Under the terms of the resolutions, upon a change of control, Pixelworks shall accelerate the exercise or vesting schedule of those options held by an executive officer or director that would have vested during the last twelve months of the remaining unvested stock option. In addition, upon a change of control and the termination of an executive officer, for any reason other than cause, such officer shall be entitled to a severance payment equal to six months of his or her then current annual salary and continuation of medical insurance benefits for a period of six months from the date of termination.

        TAX DEDUCTIBILITY OF EXECUTIVE COMPENSATION.    The cash compensation to be paid to the Company's executive officers for fiscal 2001 is not expected to exceed the per officer $1 million tax deductibility limit of such compensation under the Internal Revenue Code. The exercise of nonstatutory stock options will qualify as performance-based compensation and, therefore, will not be subject to the $1 million limitation.

THE COMPENSATION COMMITTEE
Mark Stevens, Chair Frank Gill Oliver D. Curme

AUDIT COMMITTEE REPORT

        The Audit Committee of the Board is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. The Audit Committee is composed of three or more independent directors as defined by the SEC and the Nasdaq Stock Market. The Audit Committee operates under a written charter approved by the Board of Directors. A copy of the charter is attached to this Proxy Statement as Appendix A.

        Management is responsible for the Company's internal controls and financial reporting process. The independent accountants are responsible for performing an independent audit of the Company's financial statements in accordance with generally accepted auditing standards and to issue a report thereon. The Audit Committee's responsibility is to monitor and oversee these processes.

        In connection with these responsibilities, the Audit Committee met with management and KPMG LLP, the Company's independent accountants, to review and discuss the December 31, 2001 financial statements. The Audit Committee also discussed with KPMG LLP the matters required by Statement on Auditing Standards No. 61 (Communication with Audit Committees). The Audit Committee also received written disclosures from KPMG LLP required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), and the Audit Committee discussed with KPMG LLP that firm's independence.

        Based upon the Audit Committee's discussions with management and the independent accountants, and the Audit Committee's review of the representations of management and the independent accountants, the Audit Committee recommended that the Board of Directors include the audited financial statements in the Company's Annual Report on Form 10-K for the year ended December 31, 2001, to be filed with the Securities and Exchange Commission.

THE AUDIT COMMITTEE
Michael D. Yonker, Chair Frank Gill Oliver D. Curme

PERFORMANCE GRAPH

        Set forth below is a graph that compares the cumulative total stockholder return on the Company's Common Stock with the cumulative total return on the Nasdaq Composite U.S. Index and the Nasdaq Electronics Components Index over the period indicated (assuming the investment of $100 in the Company's Common Stock on May 19, 2000, the date of the Company's initial public offering, and reinvestment of any dividends). In accordance with guidelines of the SEC, the stockholder return for each entity in the peer group index have been weighted on the basis of market capitalization as of each monthly measurement date set forth on the graph.

COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN*
AMONG PIXELWORKS, INC.,
THE NASDAQ STOCK MARKET (U.S.) INDEX AND
THE NASDAQ ELECTRONICS COMPONENTS INDEX

*
$100 INVESTED ON 5/19/00 IN STOCK OR INDEX—INCLUDING REINVESTMENT OF DIVIDENDS. FISCAL YEAR ENDING DECEMBER 31, 2001.

INDEPENDENT ACCOUNTANTS

        The Board of Directors has appointed KPMG LLP, independent accountants, as the auditors of the Company for the year ending December 31, 2002. KPMG LLP served as the Company's auditors for the year ended December 31, 2001. Representatives of KPMG LLP will be at the Annual Meeting and will be available to respond to appropriate questions. They do not plan to make any statement but will have the opportunity to make a statement if they wish.

        Audit Fees.    The aggregate fees billed by KPMG LLP for professional services rendered for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2001 and for the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were $67,500 and $19,500, respectively.

        Financial Information Systems Design and Implementation Fees.    The aggregate fees billed by KPMG LLP for professional services rendered for information technology services relating to financial information systems design and implementation for the fiscal year ended December 31, 2001 were $0.

        All Other Fees.    The aggregate fees billed by KPMG LLP for services other than those described above under "Audit Fees" and "Financial Information Systems Design and Implementation Fees", for the fiscal year ended December 31, 2001 were $98,500. $58,100 of the other fees were for non-financial statement audit related services such as SEC registration statement related work, audit services associated with mergers and acquisitions and accounting consultation.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

        Section 16(a) of the Securities Exchange Act of 1934, as amended, requires the Company's executive officers, directors, and persons who own more than 10 percent of the Common Stock to file reports of ownership and changes in ownership with the Securities and Exchange Commission ("SEC"). Executive officers, directors, and beneficial owners of more than 10 percent of the Common Stock are required by the SEC regulation to furnish the Company with copies of all Section 16(a) reports they file. Based solely on a review of such reports received by the Company and on written representations from certain reporting persons that they have complied with the relevant filing requirements, the Company believes that during 2001 all Section 16(a) filing requirements applicable to its executive officers and directors have been complied with, except that Mr. Curme filed a late Form 4 reporting 9 transactions.

DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS

        Pursuant to Rule 14a-8 under the Securities Exchange Act of 1934, some shareholder proposals may be eligible for inclusion in the Company's 2003 proxy statement. Any such proposal must be received by the Company not later than December 17, 2002. Shareholders interested in submitting such a proposal are advised to contact knowledgeable counsel with regard to the detailed requirements of the applicable securities law. The submission of a shareholder proposal or nomination that a shareholder does not seek to include in the Company's proxy statement pursuant to Rule 14a-8 may be delivered to the Secretary of the Company not less than 60 days nor more than 90 days prior to the date of an annual meeting, unless notice or public disclosure of the date of the meeting occurs less than 60 days prior to the date of such meeting, in which event, shareholders may deliver such notice not later than the 10th day following the day on which notice of the date of the meeting was mailed or public disclosure thereof was made. A shareholder's submission must include certain specific information concerning the proposal or nominee, as the case may be, and information as to the shareholder's ownership of common stock of the Company. Proposals or nominations not meeting these requirements will not be entertained at the annual meeting. If the shareholder does not also comply with the requirements of Rule 14a-4(c)(2) under the Securities Exchange Act of 1934, the Company may exercise discretionary voting authority under proxies it solicits to vote in accordance with its best judgment on any such proposal or nomination submitted by a shareholder.

OTHER MATTERS

        As of the date of this Proxy Statement, the Board of Directors does not know of any other matters to be presented for action by the shareholders at the 2002 Annual Meeting. If, however, any other matters not now known are properly brought before the meeting, the persons named in the accompanying proxy will vote such proxy in accordance with the determination of a majority of the Board of Directors.

COST OF SOLICITATION

        The cost of soliciting proxies will be borne by the Company. In addition to use of the mails, proxies may be solicited personally or by telephone by directors, officers and employees of the Company, who will not be specially compensated for such activities. Such solicitations may be made personally, or by mail, facsimile, telephone, telegraph or messenger. The Company will also request persons, firms and companies holding shares in their names or in the name of their nominees, which are beneficially owned by others, to send proxy materials to and obtain proxies from such beneficial owners. The Company will reimburse such persons for their reasonable expenses incurred in connection with that request.

ADDITIONAL INFORMATION

        A copy of the Company's 2001 Annual Report to Shareholders accompanies this Proxy Statement. Our 2001 Annual Report to Shareholders includes a copy of our Annual Report on Form 10-K for the year ended December 31, 2001. The Company will provide, without charge, on the written request of any beneficial owner of shares of the Company's Common Stock entitled to vote at the Annual Meeting, an additional copy of the Company's Annual Report on Form 10-K as filed with the SEC for the year ended December 31, 2001. Written requests should be mailed to the Secretary, 8100 SW Nyberg Road, Suite 300, Tualatin, Oregon 97062.

BY ORDER OF THE BOARD OF DIRECTORS

Allen H. Alley CHIEF EXECUTIVE OFFICER AND CHAIRMAN OF THE BOARD
Tualatin, Oregon April 5, 2002

APPENDIX A

PIXELWORKS, INC.
Charter of the Audit Committee of the Board of Directors

I.    Audit Committee Purpose

        The Audit Committee is appointed by the Board of Directors to assist the Board in fulfilling its oversight responsibilities. The Audit Committee's primary duties and responsibilities are to:

  •
  Monitor the integrity of the Company's financial reporting process and systems of internal controls regarding finance, accounting and legal compliance.

  •
  Monitor the independence and performance of the Company's independent auditors and internal auditing department.

  •
  Provide an avenue of communication among the independent auditors, management and the Board of Directors.

        The Audit Committee has the authority to conduct any investigation appropriate to fulfilling its responsibilities, and it has direct access to the independent auditors as well as anyone in the organization. The Audit Committee has the ability to retain, at the Company's expense, special legal, accounting or other consultants or experts it deems necessary in the performance of its duties.

II.    Audit Committee Composition and Meetings

        Audit Committee members shall meet the applicable requirements of the Nasdaq Stock Market or other exchange on which the Company's Securities are traded. The Audit Committee shall be comprised of three or more directors as determined by the Board, each of whom shall be "independent" within the meaning of regulations promulgated from time to time by the SEC, the Nasdaq Stock Market or other appropriate authorities, free from any relationship that would interfere with the exercise of his or her independent judgment. All members of the Committee shall (1) be able to read and understand fundamental financial statements, including a company's balance sheet, income statement and statement of cash flows; and (2) have current or past employment experience in finance or accounting, requisite professional certification in accounting or other comparable experience or background.

        Audit Committee members shall be appointed by the Board on recommendation of the Board of Directors or the Nominating Committee thereof. If an Audit Committee Chair is not designated or present, the members of the Committee may designate a Chair by majority vote of the Committee membership.

        The Committee shall meet at least four times annually, or more frequently as circumstances dictate. The Audit Committee Chair shall prepare and/or approve an agenda in advance of each meeting. The Committee should meet privately in executive session at least annually with management, the independent auditors, and as a committee to discuss any matters that the Committee or each of these groups believe should be discussed. In addition, the Committee, or at least its Chair, should communicate with management and the independent auditors quarterly to review the Company's financial statements and significant findings based upon the auditors review procedures.

III.  Audit Committee Responsibilities and Duties

  A.    Review Procedures

          1.    Review and reassess the adequacy of this Charter at least annually. Submit the charter to the Board of Directors for approval and have the document published at least every three years in accordance with SEC regulations.

          2.    Review the Company's annual audited financial statements prior to filing or distribution. Review should include discussion with management and independent auditors of significant issues regarding accounting principles, practices and judgments.

          3.    In consultation with the management and the independent auditors, consider the integrity of the Company's financial reporting processes and controls. Discuss significant financial risk exposures and the steps management has taken to monitor, control and report such exposures. Review significant findings prepared by the independent auditors together with management's responses.

          4.    Review with financial management and the independent auditors the company's quarterly financial results prior to the release of earnings and/or the company's quarterly financial statements prior to filing or distribution. Discuss any significant changes to the Company's accounting principles and any items required to be communicated by the independent auditors in accordance with SAS 61. The Chair of the Committee may represent the entire Audit Committee for purposes of this review.

  B.    Independent Auditors

          1.    The independent auditors are ultimately accountable to the Audit Committee and the Board of Directors. The Audit Committee shall review the independence and performance of the auditors and annually recommend to the Board of Directors the appointment of the independent auditors or approve any discharge of auditors when circumstances warrant.

          2.    Approve the fees and other significant compensation to be paid to the independent auditors.

          3.    On an annual basis, the Committee should review and discuss with the independent auditors all significant relationships they have with the Company that could impair the auditors' independence.

          4.    Review the independent auditors audit plan—discuss scope, staffing, locations, reliance upon management and internal audit and general audit approach.

          5.    Prior to release the year-end earnings, discuss the results of the audit with the independent auditors. Discuss certain matters required to be communicated to audit committees in accordance with AICPA SAS 61.

          6.    Consider the independent auditors' judgments about the quality and appropriateness of the Company's accounting principles as applied in its financial reporting.

  C.    Internal Accounting Department and Legal Compliance

          1.    Review the budget, plan, changes in plan, activities, organizational structure and qualifications of the internal accounting department, as needed.

          2.    Review the appointment, performance and replacement of the senior internal accounting executive.

          3.    Review significant reports prepared by the internal accounting department together with management's response and follow-up to these reports.

          4.    On at least an annual basis, review with the Company's counsel, any legal matters that could have a significant impact on the organization's financial statements, the Company's compliance with applicable laws and regulations, and inquiries received from regulators or governmental agencies.

  D.    Other Audit Committee Responsibilities

          1.    Annually prepare a report to shareholders as required by the Securities and Exchange Commission. The report should be included in the Company's annual Proxy Statement.

          2.    Perform any other activities consistent with this Charter, the Company's bylaws, and governing law, as the Committee or the Board deems necessary or appropriate.

          3.    Maintain minutes of meetings and periodically report to the Board of Directors on significant results of the foregoing activities.

          4.    Periodically perform self-assessment of Audit Committee performance.

          5.    Review financial and accounting personnel succession planning within the company.

PROXY

PIXELWORKS, INC.
Annual Meeting, May 6, 2002

PROXY SOLICITED BY BOARD OF DIRECTORS
PLEASE SIGN AND RETURN THIS PROXY

        The undersigned hereby appoints Allen H. Alley, proxy with power of substitution to vote on behalf of the undersigned all shares that the undersigned may be entitled to vote at the Annual Meeting of shareholders of Pixelworks, Inc. (the 'Company') on May 6, 2002 and any adjournments thereof, with all powers that the undersigned would possess if personally present, with respect to the following:

(Continued, and to be marked, dated and signed, on the other side)

/*\    Detach here from proxy voting card.    /*\

Please mark your votes as indicated in this example	☒
		FOR all nominees except as marked to the contrary below.	WITHHOLD AUTHORITY to vote for all nominees listed below.			FOR	AGAINST	ABSTAIN
1.	Election of Directors	/ /	/ /	2.	Amendment to the Pixelworks, Inc. 1997 Stock Incentive Plan to increase the aggregate number of shares of Pixelworks common stock that may be issued there under by 1,500,000 shares to a total of 15,340,116 shares.	/ /	/ /	/ /
(Instructions: To withhold authority to vote for any individual, strike a line through the nominee's name below.)
01 Allen H. Alley, 02 Oliver D. Curme, 03 Frank Gill, 04 Mark A. Stevens, 05 C. Scott Gibson				3.	Transaction of any business that properly comes before the meeting or any adjournments thereof. A majority of the proxies or substitutes at the meeting may exercise all the powers granted hereby.	/ /	/ /	/ /

The shares represented by this proxy will be voted as specified on the reverse hereof, but if no specification is made, this proxy will be voted for the election of directors. THE PROXIES MAY VOTE IN THEIR DISCRETION AS TO OTHER MATTERS THAT MAY COME BEFORE THIS MEETING.
The Annual Meeting of Shareholders of Pixelworks, Inc. will be held on May 6, 2002 at 4:00 p.m., Pacific Time, at The Oregon Museum of Science and Industry, 1945 S.E. Water, Portland, Oregon.

				Please Note: Any shares of stock of the Company held in the name of fiduciaries, custodians or brokerage houses for the benefit of their clients may only be voted by the fiduciary, custodian or brokerage house itself; the beneficial owner may not directly vote or appoint a proxy to vote the shares and must instruct the person or entity in whose name the shares are held how to vote the shares held for the beneficial owner. Therefore, if any shares of stock of the Company are held in "street name" by a brokerage house, only the brokerage house, at the instructions of its client, may vote or appoint a proxy to vote the shares.

				THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED SHAREHOLDER. UNLESS DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED "FOR" THE ELECTION OF THE NOMINEES LISTED IN PROPOSAL 1, "FOR" PROPOSAL 2 AND IN ACCORDANCE WITH THE RECOMMENDATIONS OF A MAJORITY OF THE BOARD OF DIRECTORS AS TO OTHER MATTERS. The undersigned hereby acknowledges receipt of the Company's Proxy Statement and hereby revokes any proxy or proxies previously given.
Shares:	Date:	, 2002	Signature or Signatures
Please date and sign as name is imprinted hereon, including designation as executor, trustee, etc., if applicable. A corporation must sign its name by the president or other authorized officer.

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SOLICITATION AND REVOCABILITY OF PROXY
VOTING SECURITIES AND PRINCIPAL SHAREHOLDERS
EXECUTIVE OFFICERS OF THE REGISTRANT
ELECTION OF DIRECTORS (Proposal No. 1)
BOARD MEETINGS AND COMMITTEES
COMPENSATION OF DIRECTORS
AMENDMENT TO THE PIXELWORKS, INC. 1997 STOCK INCENTIVE PLAN (Proposal No. 2)
1997 STOCK INCENTIVE PLAN SUMMARY
Background.
Administration.
Minimum Option Price.
Duration of Options.
Means of Exercising Options.
Term and Amendment of the 1997 Plan.
Assignability.
Federal Tax Effects of ISOs.
Federal Tax Effects of NQSOs.
Participation in the 1997 Plan.
EXECUTIVE COMPENSATION
STOCK OPTION GRANTS IN LAST FISCAL YEAR
OPTION EXERCISES AND YEAR-END OPTION VALUES
EMPLOYMENT ARRANGEMENTS
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS
COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION
AUDIT COMMITTEE REPORT
PERFORMANCE GRAPH
COMPARISON OF 19 MONTH CUMULATIVE TOTAL RETURN* AMONG PIXELWORKS, INC., THE NASDAQ STOCK MARKET (U.S.) INDEX AND THE NASDAQ ELECTRONICS COMPONENTS INDEX
INDEPENDENT ACCOUNTANTS
SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE
DATE FOR SUBMISSION OF SHAREHOLDER PROPOSALS
OTHER MATTERS
COST OF SOLICITATION
ADDITIONAL INFORMATION
APPENDIX A PIXELWORKS, INC. Charter of the Audit Committee of the Board of Directors
PIXELWORKS, INC. Annual Meeting, May 6, 2002
PROXY SOLICITED BY BOARD OF DIRECTORS PLEASE SIGN AND RETURN THIS PROXY
(Continued, and to be marked, dated and signed, on the other side)